UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2023 (March 29, 2023)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to TEPH Credit Agreement

On March 29, 2023, Sunnova TEP Holdings, LLC (the “TEPH Borrower”), a wholly owned subsidiary of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into that certain Ninth Amendment to Amended and Restated Credit Agreement (the “TEPH Amendment”), which, among other things, further amends that certain Amended and Restated Credit Agreement, dated as of March 29, 2021 (as previously amended, the “TEPH Credit Agreement”), by and among the TEPH Borrower, Sunnova TE Management, LLC, as facility administrator, Atlas Securitized Products Holdings, L.P. (“Atlas”), as administrative agent, and the lenders and other financial institutions party thereto.

The TEPH Amendment amended the TEPH Credit Agreement to, among other things, (i) increase the aggregate commitments from $600 million to $700 million, (ii) increase the uncommitted maximum facility amount from approximately $689.7 million to approximately $789.7 million, (iii) add provisions to allow the TEPH Borrower to request an increase in the aggregate commitment amount (subject to certain conditions) by adding additional lenders to the Credit Agreement, (iv) amend and supplement certain defaulting lender provisions, (v) modify the hedging provisions to give all hedge counterparties the benefit of certain payment priorities and certain other terms previously limited to Qualifying Hedge Counterparties (as defined in the TEPH Credit Agreement), to extend the time period for the event of default resulting from hedge counterparties ceasing to be Qualifying Hedge Counterparties and to make other related hedging amendments, (vi) update the references from Credit Suisse AG, New York Branch (“Credit Suisse”), the predecessor administrative agent, to Atlas, the successor administrative agent, and remove or modify certain provisions related to the borrowing, funding and allocation of payments among the previous lender syndicate (which previously included lenders affiliated with Credit Suisse that, prior to the date of the TEPH Amendment, had assigned their loans and commitments to lenders affiliated with Atlas), (vii) add EU Bail-In provisions and (viii) add certain syndication-related provisions, in each case, as more particularly set forth in the TEPH Amendment to the TEPH Credit Agreement.

The foregoing description of the TEPH Amendment is qualified in its entirety by reference to the full text of the TEPH Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

EZOP Amendment

On March 30, 2023, Sunnova EZ-Own Portfolio, LLC (the “EZOP Borrower”), a wholly owned subsidiary of the Company entered into that certain Amendment No. 13 to the Amended and Restated Credit Agreement (SLA) (the “EZOP Amendment”), which, among other things, further amends that certain Amended and Restated Credit Agreement, dated as of March 27, 2019 (as previously amended, the “EZOP Credit Agreement”), by and among the EZOP Borrower, certain other subsidiaries of the Company, Atlas, as agent, and the lenders and other financial institutions party thereto.

The EZOP Amendment amended the EZOP Credit Agreement to, among other things, (i) increase the aggregate commitments from $675.0 million to $775.0 million, (ii) increase the uncommitted maximum facility amount from $800.0 million to $900.0 million, (iii) amend and supplement certain defaulting lender provisions, and (iv) update the references from Credit Suisse, the predecessor agent, to Atlas, the successor agent, and remove or modify certain provisions related to the borrowing, funding and allocation of payments among the previous lender syndicate (which previously included lenders affiliated with Credit Suisse that, prior to the date of the EZOP Amendment, had assigned their loans and commitments to lenders affiliated with Atlas), in each case as more particularly set forth in the EZOP Amendment to the EZOP Credit Agreement.

The foregoing description of the EZOP Amendment is qualified in its entirety by reference to the full text of the EZOP Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Ninth Amendment to Amended and Restated Credit Agreement, among Sunnova TEP Holdings, LLC, Sunnova TE Management, LLC, Atlas Securitized Products Holdings, L.P., as administrative agent, and the lenders and other financial institutions party thereto, dated as of March 29, 2023.

10.2*	Amendment No. 13 to Amended and Restated Credit Agreement (SLA), among Sunnova EZ-Own Portfolio, LLC, Sunnova SLA Management, LLC, Sunnova Asset Portfolio 7 Holdings, LLC, the lenders and other financial institutions party thereto and Atlas Securitized Products Holdings, L.P., as agent, dated as of March 30, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: March 31, 2023	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel